Exhibit 10.11

Machinery Rental Contracts for Drayage and Reversing Vehicles of CEER Automotive Manufacturing Facility

Contract No: QT-GAQ2023046-19

Lessee: Metallurgical Corporation of China Ltd. Saudi Branch.

(hereinafter referred to as Party A)

Lessor: Company EICH EL-NASS For logistics

(hereinafter referred to as Party B)

This contract follows the principles of equality, voluntariness, fairness and honesty and trustworthiness. In order to clarify the rights and obligations of both parties, this contract is signed by both parties by mutual consensus for mutual observance and implementation.

Article I. Machinery rental contracts contents for drayage and reversing vehicles

The specification model, quantity and leasing time of the drayage and reversing vehicles of CEER Automobile Manufacturing Facility are tentative, and will be provided according to Party A’s actual demand, please refer to Annex 2 for details of the bill of quantities of and services purchased. Party B guarantees that Party B has the right to occupy the above machinery and equipment, otherwise Party B shall compensate for any loss caused to Party A.

Article II. Location, project title and work content

Location: Jeddah, Saudi Arabia

Project Name: CEER Automotive Manufacturing Facility

Job Description: To be responsible for the short barge transport and on-site reversing of our goods (components, materials, etc.) from the designated location of Party A to the site of the short barge transport, field reversing and other vehicle transport services.

Article III. Term of lease

No.	Name of machinery and equipment	Specification/model	Quantity	Leasing time Starting time	End time
1	Transport Vehicles	Ordinary Flat Car	15	2024/9/1	2025/2/27
2	Transport Vehicles	Ordinary Flat Car	10	2024/9/1	2025/2/27
3	Transport Vehicles	Low Flat Car	5	2024/9/1	2025/2/27
4	Transport Vehicles	Low Flat Car	3	2024/9/1	2025/2/27
5	Transport Vehicles	Pull Board Truck	1	2024/9/1	2025/2/27
6	Transport Vehicles	Pull Board Truck	1	2024/9/1	2025/2/27
7	Transport Vehicles	8-axis hydraulic board car	1	2024/9/1	2025/2/27
8	Transport Vehicles	8-axis hydraulic board car	1	2024/9/1	2025/2/27
9	Additional driver-operator (additional personnel to meet Party A’s requirements for shift work (two or three shifts) and overtime)		15	2024/9/1	2025/2/27

The rental time of the above transport vehicles is tentative. Starting time is when the transport vehicle is qualified for use and confirmed in writing by Party A’s representative, and the ending time is subject to Party A’s representative’s written notification of the exit time.

Article 4 Pricing method, rules for calculating the quantity of work, rental payment and basis of settlement

Pricing method: The transport vehicles within the scope of this tender are leased on a monthly and sporadic basis, and the pricing method is based on a fixed comprehensive unit price.

1.1 The comprehensive unit price of transport vehicle leasing includes the leasing fee, labour fee, insurance fee, work visa fee, residence permit and medical insurance fee, vehicle annual inspection fee, management fee, profit, a certain range of risk fee, fees and taxes and other costs related to the whole process of leasing and using, but does not include the fuel power fee. The fuel cost during the use of transport vehicles shall be borne by Party A. Party B shall cooperate with Party A to complete the refuelling work.

1.2 In case of force majeure and other special circumstances leading to the period of stagnation of transport vehicles/holiday (subject to Party A’s notification) or when Party A notifies Party B of the withdrawal of the transport vehicles (counting from the date of notification of withdrawal), the rental cost of the transport vehicles will not be counted.

1.3 Party B has fully considered the actual situation of the construction site (including the project location, topography, climate, surrounding traffic environment, construction period, etc.) and all the influencing factors, and will not ask for adjustment of the comprehensive unit price for any reason during the performance.

1.4 In case of any adjustment of the national tax rate policy of the project location, the rental price shall be adjusted accordingly according to the compliant VAT invoice rate actually provided by Party B based on the tax-exclusive price of this contract.

2.	Rules for calculating the amount of work:

2.1 When the transport vehicle is used on a monthly basis, the rental fee shall be calculated on a monthly basis; the daily rental fee for less than a full month shall be calculated by dividing the monthly rental fee by 30.5 days and multiplying it by the actual number of days of use. Party A only counts the corresponding labour cost separately for the driver-operator who works overtime and the additional driver-operator; When sporadic transport vehicles are used, the rental fee will be calculated on the basis of shifts, and the daily working time will be calculated on the basis of one shift for 9 hours (excluding commuting time on the way to and from work), and the working time of the same day exceeding 9 hours will be calculated on the basis of overtime, and the overtime time will be calculated on the basis of 0.5 shift if it is less than 4.5 hours, and 1 shift if it is more than 4.5 hours but less than 9 hours, and the unit price of each shift (regardless of daytime, nighttime and holidays) will be calculated on the basis of The unit price of each shift (regardless of day, night and holiday) is calculated according to the unit price of odd shifts in the contract list after signing.

2.2 The rental cost of the monthly transport vehicle for night work or overtime work, or shift work (two or three shifts) during the peak period of construction has been included in the monthly price of the contract list, and will not be counted separately. Party A only counts the corresponding labour cost separately for the driver-operator who works overtime and the additional driver-operator; when the transport vehicle is used on a monthly basis, the driver-operator’s daily working time will be counted as one working day according to 9 hours (excluding the commuting time on the way to and from work). Hours worked in excess of nine (9) hours in the same day shall be counted as overtime, and overtime hours less than 4.5 hours shall be counted as 0.5 man-days, and hours in excess of 4.5 hours but less than 9 hours shall be counted as one (1) work day. The unit price of each working day (regardless of daytime, nighttime and holidays) is calculated by dividing the monthly wages of the additional driver-operator in the bill of quantities for procurement of works and services by 30.5 days.

2.3 The entry and exit of transport vehicles/daily overtime operating hours/operating hours of additional driver-operators during peak construction period shall be confirmed by the signatures of both parties of a daily basis; the rental cost of transport vehicles and overtime pay of driver-operators shall be subject to the confirmation sheet signed by both parties, otherwise they shall be invalid. Without Party A’s permission and consent, the monthly chartered transport vehicle can only be withdrawn from the site after Party A’s notification; if Party A notifies to withdraw from the site and Party B fails to withdraw from the site in time, the leasing fee will no longer be counted during the period, and Party B will bear the responsibility and risk caused by this.

3.	Rent payment: Rent is calculated on a monthly basis, Party B shall declare the monthly settlement to Party A on the 20th of each month. After receiving the full amount of valid VAT invoice issued by Party B, Party A will pay 90% of the monthly rent approved by Party A to Party B in the following month. After the transportation vehicles leave the site, both parties will proceed with the settlement. After the settlement procedure, Party B will provide the full amount of invoice, and Party A will pay up to 100% of the settlement amount within one year after receiving Party B’s legally valid invoice. The payment currency of progress payment and settlement amount is Saudi Riyal (SAR), and the payment method is internet banking or wire transfer;

4.	Agreement on settlement: The basis of settlement includes but not limited to the contract signed by both parties, the bill of quantities of the contract (see Annex 1 for details), supplemental agreement, confirmation sheet audited by Party A, penalty deduction sheet and settlement information etc.

5.	Settlement Procedures: Within 60 days after Party B completes all on-site short barge and reverse vehicle transport services, Party B will submit the settlement letter and its relevant settlement information to Party A for final settlement. Party A’s project department will review initially, and Party A’s company will re-examine. Only the final settlement amount listed on the ‘Project Completion Settlement Validation Sheet’, which is reviewed by Party A and signed by the company’s engineering audit supervisor, is legally valid, and Party A will not recognize any other form of settlement. In the case of final settlement without any objection from both parties, Party A will complete the settlement procedures within 3 months after receiving Party B’s complete settlement information that meets the requirements.

6.	The recipient of the payment assigned by Party B under this contract shall be Xu Bin the identity card number 510 228 1981 1211 3338 (the original of the identity card shall be checked by Party A’s project department and finance department, and the copy shall be kept in Party A’s finance department for record.

7.	The contract price (including 15 per cent value-added tax) for this contract is tentatively fixed at SAR 3161062.5 (say: 3161062.5 rial);

The contract price, exclusive of value-added tax (VAT), was provisionally set at SAR 2748750 (Saudi Arabian Riyals) and the amount of VAT was provisionally set at SAR 412312.5 (Saudi Arabian Riyals).

(1) the rental price does not include fuel power charges, and fuel power shall be borne by Party A. Each equipment is allocated with 1 random operator, and random operator cost is included in the rental price.

(2) The mobilization and demobilization of machinery is the responsibility of Party B, and relevant fee includes transportation, on-site assembly, crane fees incurring in demolition, labor fees, management fees, profits, taxes and other full costs. Party B shall be responsible for repair and maintenance during construction and use, etc. after the machinery has been commissioned, qualified and handed over to Party A for normal use. Related expenses have been included in the comprehensive unit price of the Contract list;

(3) The maintenance cost of the machinery during the construction period shall be borne by Party B. The repair time shall be calculated on a daily basis(not less than one day) and the usage fee shall be deducted. If repair affects the normal construction arrangements of Party A, the corresponding machinery shall be deployed/replaced in accordance with Party A’s instructions to meet Party A’s requirements.

(4) In case of national tax rate policy adjustment, the rental price shall be adjusted according to the compliant VAT invoice tax rate actually provided by Party B, based on the non-tax value of this Contract.

(5) VAT Invoice Issuance

(5.1) Party B shall provide a VAT invoice with a VAT rate of 15%. Except for VAT, regulated fees and taxes that are regulated by policy shall be borne by Party B itself. Other taxes and regulated fees payable according to provisions under this Contract: random operator’s work injury insurance, accident insurance, machinery and equipment insurance.

(5.2) 20 working days before Party A pays Party B for the project, Party B shall provide a legal and compliant invoice that meets the deduction requirement and not less than the corresponding payment amount, and after the completion and the settlement, Party B shall provide a full legal compliance invoice. Otherwise, Party A may refuse to pay for subsequent works, which may not be deemed as a breach of contract. The name and tax number of the purchaser on the invoice must be consistent with the name and tax number of Party A of the Contract, and the name and tax number of the seller must be consistent with the name and tax number of Party B of the Contract.

(5.3) Party B shall provide the above invoices in accordance with the national and local tax laws and regulations and the invoice administration regulations of Party A. Otherwise, Party A shall have the right to refuse payment of the project funds.

(5.4) When Party B issues an invalid invoice, such as a false or invalid invoice, or an out-of-control invoice, or issues or provides an invoice in violation of the laws and regulations of the State, Party B shall bear the corresponding legal liability at its own discretion and shall pay Party A a liquidated damages of 5% of the total Contract price, where Party B provides a performance bond, Party A shall have the right to deduct all performance bonds of Party B. And if the above liquidated damages or performance bonds are not sufficient to compensate Party A for the loss, Party B shall compensate. If the invoice re-issued by Party B is still not in conformity with the Contract, Party B shall be liable in accordance with the foregoing agreement, and Party A has the right to refuse to receive it. If Party B is unable to issue an invoice, Party B shall refund Party A’s payment and compensate Party A for all losses, and Party A shall have the right to terminate the Contract.

(5.5) Party A shall have the right to refuse to receive VAT invoices provided by Party B that are not certified and deducted by the tax department in a timely manner due to delay in delivery or error in issuing such invoices. Party B shall compensate Party A for the loss of the amount of VAT deduction.

(5.6) Where Party B actually issues a VAT invoice at a rate lower than that agreed in the Contract, Party B shall pay to Party A the amount of tax which cannot be deducted, as well as a liquidated damage equaling to 5% of the total Contract price. If the liquidated damages are not sufficient to compensate Party A’s loss, Party B shall compensate and Party A shall have the right to terminate the Contract.

(5.7) The loss of Party A shall be borne by Party B as a result of changes in the applicable VAT rates brought about by changes in Party B’s own taxpayer status and tax methods.

(5.8) For assisting in the execution, compulsory withholding, government order or other reasons, if Party A has paid project amount and Party B has not provided the contract-agreed VAT invoice, Party A has the right to withhold a certain amount of the project amount from Party B. The withholding amount shall be calculated based on the aforesaid project amount and the VAT rate at the time of payment. Party A shall pay Party B shall provide an equivalent VAT invoice as agreed in the contract, and Party A effectively deducts and then pays the withholding money; If Party B fails to provide an equivalent VAT invoice as agreed in the Contract within 15 days of Party A’s payment of the aforementioned project amount, Party B shall pay to Party A the liquidated damages for failing to provide the VAT invoice on time, and the amount of liquidated damages is equal to the aforementioned withholding amount, and Party B shall not be exempted from the obligation to invoice VAT as agreed in the Contract for payment of liquidated damages. Party A has the right to suspend payment of the project before Party B provides the VAT invoice as agreed in the Contract.

Article 5 Place of delivery and acceptance of machinery and equipment

1.	Delivery of machinery and equipment: CEER Automotive Manufacturing Plant in Jeddah, Saudi Arabia

2.	Delivery time: according to time of written confirmation of Party A’s representative after the qualified commissioning of machinery equipment with conditions of use.

3.	Party A’s representative: Name Chen Jian, Position: Project Manager.

Article 6 Mobilization, Use, Repair and Maintenance of Drayage and Reversing Vehicles

1.	Mobilization and demobilization of vehicles: Party B shall be responsible for transporting the equipment to the site where Party A uses the equipment, and Party A shall be responsible for the inspection and examination of transport vehicles.

2.	If the vehicles work in the night construction or overtime, mechanical shift (two-shift or three-shift) during the construction peak, Party B shall, according to the requirements of Party A, arrange additional random operators to meet the construction requirements of the site. Party A shall be responsible for the meals, accommodation (including meals, accommodation, beds, beddings, quilts), normal commuting between accommodation camp and the construction site, daily water and electricity fees of on-site managing personnel (including person providing technical services, security personnel) of Party B during the vehicle rental period. Party B shall be responsible for the household items(including but not limited to household items, laundry products, bedding exclusive of what Party A has provided, charging plug, plug row, personal sun protection and maintenance supplies, etc.) for random operators. Party B shall be responsible for the safe and civilized construction, such as cleaning in the dormitory area of the camp and the production and living area.

3.	The fuel required for the vehicles during the lease period shall be provided by Party A at its expense.

4.	During the use of the vehicles, Party A may, in accordance with the specific circumstances of the construction process, put forward a request for suspension of use (such as statutory holidays, winter shutdown, shutdown during rainy season or typhoon, etc., in the form of written notice or contact letter), and the rental fees during the suspension process shall be further negotiated by both Parties.

5.	During the lease period, Party B shall be responsible for the daily repair and maintenance of the equipment to keep the equipment in good condition, and the costs incurred shall be borne by Party B.

Article 7 Rights and Obligations of the Parties

1.	Party A’s Rights and Obligations

(1) Party A shall provide Party B with assistance and facilities for the mobilization and demobilization of vehicles and equipment and other maintenance operations.

(2) Party A shall conduct safety and technical education to Party B’s operators prior to construction.

(3) Party A shall be responsible for paying the lease fee as agreed in the Contract.

2.	Party B’s Rights and Obligations

(1) Party B shall provide the vehicles to Party A in accordance with the Contract, and provide the production manufacturers’ name, production licenses, product certificates, safety inspection (annual inspection) reports, insurance, and technical condition sheets and other information documents in accordance with the provisions of the law and regulations. The machinery and equipment provided by Party B to Party A shall meet the national engineering quality evaluation standards of the engineering location and comply with the current relevant specifications and requirements of Party A and the Employer, and shall meet the third-party certification entity’s TUV certification; The age of machinery and equipment shall be equal to or less than 5 years; The random operator provided by Party B shall be free of criminal records, be of physical health, be in possession of appropriate identification documents, health examination certificates, driving licenses, third-party certificates (such as special equipment operating certificates, professional qualification certificates), personnel insurance certificates and other supporting documents.

(2) Party B shall provide Party A with the environment requirements, safety requirements, operational and maintenance precautions and other necessary technical information or technical instructions for the rental of vehicles.

(3) Party B’s crew shall strengthen the overhaul, maintenance and repair of the transport vehicles so that the transport vehicles are in good operating condition. Party B shall carry out normal repair and maintenance of the transport vehicles during the gap time of Party A’s non-vehicle transport use time. If the transport vehicle is unable to operate normally due to failure, Party B shall arrive at the site for repair within 8 hours from the time of notification, and complete the repair and reach the normal use status within the date specified by Party A.

The time for repair and downtime maintenance of the transport vehicle shall be calculated according to the suspended use, and the rental fee shall start to be calculated when the equipment is removed from the faults and is in normal use. During the maintenance period of the transport vehicle, Party B shall replace the vehicle in a timely manner if Party A needs to do so. During the replacement of transport vehicles, Party A will not calculate the expenses for the use of transport vehicles. If the transport vehicles cannot return to normal use due to Party B’s reasons, which affects Party A’s construction progress, Party A will make deductions from Party B’s payment according to the seriousness of the situation. If Party B’s transport vehicle cannot meet Party A’s requirements/frequently breaks down, Party A has the right to request Party B to withdraw the unqualified transport vehicle from the site and replace it with a qualified vehicle in time, and Party B shall bear the relevant losses and additional costs incurred as a result. The cumulative maintenance time of each transport vehicle for the month shall not exceed 1 day, and the number of repairs for each transport vehicle for the month shall not be more than 2 times. If Party B’s equipment does not meet the performance requirements shown in the performance table, Party A may request Party B to replace the qualified equipment in time, and Party B shall bear the relevant losses and additional costs incurred, and Party A may also choose to terminate the contract under such circumstances.

(4) Party B shall send on-site personnel with certificate (including but not limited to on-site drivers, maintenance personnel and management personnel) who shall abide by the rules and regulations of Party A’s construction site, and obey the command of Party A’s on-site management personnel.

(5) Party B shall perform normal maintenance of the machinery and equipment within the clearance time of Party A’s non operation period.

(6) Party B shall bear the relevant losses and liabilities for any quality problems or vehicle safety accidents caused by any Party except for Party A. Party B shall bear relevant losses and liabilities for equipment quality problems or equipment safety accidents caused by Party B’s operators. Party B shall, within 24 hours after receiving notice from Party A, replace the substandard mechanical equipment within the scope of the project and the random operator who does not meet the requirements of Party A and the Employer. If Party A requests overtime work, the random operator is unwilling or does not agree to overtime work, Party B shall arrange additional operator to the site within 24 hours after receiving notification from Party A. Party B shall be responsible for all losses caused to Party A by Party B’s substandard mechanical equipment or random operators who do not meet Party A’s requirements.

(7) Party B shall not use or damage Party A’s materials, tools, equipment and construction site facilities. Otherwise, Party B shall bear full responsibility and loss if a safety accident or other loss occurs.

(8) Each transport vehicle shall be equipped with at least one random operator, and arrange additional random operator in case of overtime in peak period (including night overtime)to meet mechanical use requirements. Random operators must be licensed and have years of operational experience. If Party A discovers that Party B’s random operator is not qualified, Party A shall have the right to request Party B to change the relevant personnel unconditionally within 24 hours.

(9) The mobilization and demobilization of each transport vehicle, overtime hours/additional random operator’s construction time during peak period need to be signed daily by both parties for confirmation. The cost of leasing machinery and equipment for shift rental and the cost of overtime for random operators shall be subject to the confirmation form signed by both parties, otherwise invalid.

Without Party A’s permission, the monthly chartered transport vehicle shall only be demobilized only after Party A’s demobilization notice. Fee shall not be charged when Party A notice Party B to demobilize machinery and equipment yet Party B fails to do so. The random operator is advised to be with Chinese nationality, if not and the operator’s religious belief is involved in the practice of praying and other ceremonies, then Party B shall promise that the construction of Party A will not be affected in any circumstances. All non-Saudi personnel working on this project, including but not limited to the project management team and random operators, are required to apply for a work visa.

(10) Party B shall, according to request of Party A, the Employer, the Project Manager, the Contractor and third parties, provide mechanical and equipment information (including but not limited to the equipment model, type number, registration expiration date, manufacturer name, name of third-party equipment certification authority and certificate number, certificate’s expiration date) and operator’s information (identification information, driving licenses, third-party certificates), and ensure that the corresponding certificate is complete.

(11) Party B shall cooperate with Party A in the civilized construction and the inspection of production safety, and participate in the creation of civilized sites. During the inspection and creation of the activity, the problem incurred by the equipment itself shall be rectified and the relevant fee shall be borne by Party B, and the other shall be rectified by Party A.

(12) Party B shall have the transport vehicle with corresponding specifications equaling to that of the Contract or have a wide range of information resources of available transport vehicles with corresponding specifications to ensure that after receiving notification of the machinery use from Party A, transport vehicle can be in place in time to meet the requirements of Party A’s transportation use.

(13) Party B shall cooperate with Party A in the record-keeping work if the site of the project has a record-keeping requirement.

(14) In case of safety accidents, Party B shall bear the responsibility caused by the quality of the transport vehicle itself.

(15) If the drivers are staying at Party A’s temporary camp, he shall abide by the relevant laws and regulations, the regulations of the construction site and the camp. If he affects Party A’s production operations or is reported and punished due to illegal conduct, violating the relevant administrative regulations, Party B shall be responsible for all costs and losses incurred.

(16) In circumstances beyond the control of Party A, such as war, natural disaster, civil insurrection, or government/other official restrictions, or project hold or loss of equipment, either Party may state the reasons, notify the other Party in writing, and terminate the Contract immediately or at any time after the agree by both Parties.

(17) Party B shall keep the leased equipment in proper situation. Party B shall bear its own losses if the equipment is damaged or missing due to improper use by Party B. Communication tools (such as interphone) and equipment accessories (such as hooks) shall be provided by Party B.

(18) When workers, managers, temporary workers, subcontractors and suppliers employed by Party B sue Party A for whatever reason, Party B shall bear Party A’s expenses, including but not limited to litigation fees, legal fees, appraisal fees and execution fees. If Party A has any balance outstanding under this contract or other project Contract, Party A may first deducts the outstanding balance and Party B shall compensate Party A when the outstanding balance is not sufficient.

Article 8 Security Duties:

1.	The construction shall be carried out in strict accordance with the safe operation code. Party B and Party A shall have the right to prevent each other from operating in violation of the rules and regulations and command. Party A shall be responsible for the safety management of the site.

2.	Party A shall be liable for any accident caused by Party A’s failure to declare the ground and underground facilities on the construction site. Party B shall be liable for any accident incurred when Party A has declared clearly the ground and underground facilities on the construction site.

3.	Before hoisting, Party A shall inform Party B the real situation. The responsibility and loss of Party A shall be the responsibility of Party A for the accident caused by Party A’s mismanagement or failure to implement the security measures.

Article 9 Liability for Breach of Contract

1.	Party B must enter the market within 7 days after receiving the notice from Party A; otherwise, Party B shall pay Party A a compensation of SAR 2000 for each day of delay. If the delay exceeds 10 days, Party B shall be deemed to have fundamentally breached the contract, and Party A shall have the right to terminate the contract and claim compensation from Party B.

2.	Party B shall complete the demobilization within 7 days from the date of receiving Party A’s demobilization notice. Otherwise, Party B shall pay Party A a liquidated damages of SAR 2,000 for each day of delay.

3.	Party B shall indemnify Party A for the failure of the transport vehicles which shall be deducted from the lease fee for the corresponding number of days resulting in Party A’s stoppage and other losses. Party A has the right to terminate the Contract or request Party B to replace transport vehicles of the same type and performance.

Article 10 Dispute Resolution

1.	The application and interpretation of this contract is in accordance with the laws and regulations of China.

2.	Matters not covered in this contract shall be resolved by consensus between the parties to this contract. In case of failure to settle by consensus, any dispute or controversy arising under this contract shall be submitted to the Beijing Arbitration Commission for arbitration settlement.

3.	In case of conflict between the Chinese and English translations of the contents of this contract, the Chinese contents shall prevail.

Article 11 Other contractual matters

1.	This contract shall enter into force after both parties have signed or sealed it, and any unresolved issues shall be resolved through friendly negotiation between the two parties and supplementary agreements may be signed separately.

Article 12. Entry into Force and Number of Copies

1.	All attachments to this Contract are an integral part of this Contract and have the same legal effect as this Contract.

2.	This contract is in 5 duplicates, with Party A holding 3 copy(s) and Party B holding 2 copy(s). The Contract shall come into force upon being signed and sealed by both Parties. This Contract shall become invalid after all project payment is paid.

3.	If the contract is not completed, the Parties shall negotiate and resolve the matter.

Party A: Metallurgical Corporation of China Ltd Saudi Branch.

Party B: Company EICH EL-NASS For logistics

Party A’s legal representative or entrusted legal person:

Party B’s legal representative or entrusted legal person:

Location: Riyadh-AL Olaya District-Behind Narcissus

Hotel-AL Huwaishel Center.

Annex 1 Contract BOQ

No.	Item Name	Name of bills	Item Characteristics	Quantity (provisional)	Unit	Quantity of work (provisional)	VAT not included comprehensive unit price (SAR)	VAT rate (%)	Combined price (SAR) VAT included	VAT not included	Calculation rules for work quantity
1	On-Site drayage and reshipment Vehicle Machinery Rental (Ordinary flatbed truck)	Ordinary flatbed trucks

1.The mobilization and demobilization fee includes leasing fee, fuel and power fee, road and bridge tolls, random operator fee, etc.;

2.The vehicle shift usage fee (monthly charter and sporadic shift) includes leasing fee, 1 driver fee, insurance fee, annual inspection fee, etc., excluding fuel and power fee;

3.The applicable cargo dimensions for the vehicle type: 12-14 meters/2.5 meters/2.7 (L/W/H) or below. For details, please refer to the quotation description and contract documents;

4.Short-haul transport and on-site reversing of components, materials and other supplies from the designated location of Party A to the site (excluding unloading).

				15	Trucks	300	900	15%	310500.00	270000.00	See bidding instructions for details
2	On-Site drayage and reshipment Vehicle Machinery Rental (Ordinary flatbed truck)	Use of ordinary flatbed trucks on a monthly basis		10	trucks/month	60	21000	15%	1449000.00	1260000.00	See bidding instructions for details

No.	Item Name	Name of bills	Item Characteristics	Quantity (provisional)	Unit	Quantity of work (provisional)	VAT not included comprehensive unit price (SAR)	VAT rate (%)	Combined price (SAR) VAT included	VAT not included	Calculation rules for work quantity
3	On-Site drayage and reshipment Vehicle Machinery Rental(Lowbed truck)	低平板车零星台班 lowbed trucks on a monthly basis

1.The mobilization and demobilization fee includes leasing fee, fuel and power fee, road and bridge tolls, random operator fee, etc.;

2.The vehicle shift usage fee (monthly charter and sporadic shift) includes leasing fee, 1 driver fee, insurance fee, annual inspection fee, etc., excluding fuel and power fee;

3.The applicable cargo dimensions for the vehicle type: 12-14(12) meters/2.5(5) meters/2.7(3) (L/W/H) or below. For details, please refer to the quotation description and contract documents;

4.Short-haul transport and on-site reversing of components, materials and other supplies from the designated location of Party A to the site (excluding unloading).

				5	Trucks	100	1800	15%	207000.00	180000.00
4	On-Site drayage and reshipment Vehicle Machinery Rental(Lowbed truck)	低平板车包月使用 Use of lowbed trucks on a monthly basis		3	trucks/month	18	35000	15%	724500.00	630000.00

No.	Item Name	Name of bills	Item Characteristics	Quantity (provisional)	Unit	Quantity of work (provisional)	VAT not included comprehensive unit price (SAR)	VAT rate (%)	Combined price (SAR) VAT included	VAT not included	Calculation rules for work quantity
5	On-Site drayage and reshipment Vehicle Machinery Rental(pull-out flatbed truck)	pull-out flatbed trucks

1.The mobilization and demobilization fee includes leasing fee, fuel and power fee, road and bridge tolls, random operator fee, etc.;

2.The vehicle shift usage fee (monthly charter and sporadic shift) includes leasing fee, 1 driver fee, insurance fee, annual inspection fee, etc., excluding fuel and power fee;

3.The applicable cargo dimensions for the vehicle type: 12-24 meters/3.85 meters/2.7 (L/W/H) or below. For details, please refer to the quotation description and contract documents;

4.Short-haul transport and on-site reversing of components, materials and other supplies from the designated location of Party A to the site (excluding unloading).

				1	Trucks	1	1250	15%	1437.50	1250.00
6	On-Site drayage and reshipment Vehicle Machinery Rental(pull-out flatbed truck)	Use of pull-out flatbed trucks on a monthly basis		1	trucks/month	1	37000	15%	42550.00	37000.00

No.	Item Name	Name of bills	Item Characteristics	Quantity (provisional)	Unit	Quantity of work (provisional)	VAT not included comprehensive unit price (SAR)	VAT rate (%)	Combined price (SAR) VAT included	VAT not included	Calculation rules for work quantity
7	On-Site drayage and reshipment Vehicle Machinery Rental(8-axle hydraulic plate truck)	Use of 8-axle hydraulic plate truck

1.The mobilization and demobilization fee includes leasing fee, fuel and power fee, road and bridge tolls, random operator fee, etc.;

2.The vehicle shift usage fee (monthly charter and sporadic shift) includes leasing fee, 1 driver fee, insurance fee, annual inspection fee, etc., excluding fuel and power fee;

3.The applicable cargo dimensions for the vehicle type: 12-24meters/5 meters/3 (L/W/H) or below. For details, please refer to the quotation description and contract documents;

4.Short-haul transport and on-site reversing of components, materials and other supplies from the designated location of Party A to the site (excluding unloading).

				1	Trucks	1	3000	15%	3450.00	3000.00
8	On-Site drayage and reshipment Vehicle Machinery Rental(8-axle hydraulic plate truck)	Use of 8-axle hydraulic plate trucks on a monthly basis		1	trucks/month	1	75000	15%	86250.00	75000.00
9	Additional drivers	Monthly wages		15	person s/month	45	6500	15%	336375.00	292500.00
10	Subtotal								3161062.50	2748750.00

See the description of the contract terms for details:

Party B needs to review all the contract documents in detail, including modification documents and relevant annexes; and need to be fully aware of the need to waive the right to raise ambiguities or misunderstandings.

Party B need to ensure to complete the work content according to the work schedule, quality and safety requirements stipulated in the contract documents.

The above specifications of transport vehicle leasing, quantity, lease time are tentative, and not as the basis for the final settlement; transport vehicles and mechanical equipment will be provided according to Party A’s actual needs, and the amount of works will be settled based on Party A’s review and confirmation.

Requirements for Party B’s transport vehicles within the scope of the contract are as follows: product certification, safety inspection (annual inspection) report and within the validity period, insurance purchased, and complete information; Those vehicles need to meet the national engineering quality inspection and evaluation standards in Saudia Arabia, conform to the current relevant norms and requirements of Party A and the client, and pass the TUV certification; the annual requirement of the transport vehicle and equipment should be ≤ 5 years; Party B’s driver-operators need to have no criminal record, be in good health, and hold the appropriate identification documents, health inspection certificates, driver’s licences, third-party certificates and other supporting documents, and personnel insurance certificates (if required).

The transport vehicle leasing unit shall provide the vehicle information (including but not limited to the transport vehicle model, type number, registration validity period, manufacturer, name of third party equipment certification institution and certificate number, expiry date) and driver operator information (identification information, driving licence, third party certificates) according to the requirements of the Party A, the client, the project management party, the maincontractor, and third parties and ensure that the corresponding certificates are complete.

The rental fee of machinery rented by month incurring in the night construction or overtime, shift in construction peak (two-shift or three-shift) has been included in Contract’s monthly price. Party A should be only responsible for labor fee for randomly arranged operators and additional random operators who works overtime. Nine working hours of random operator should be calculated as one working day(excluding commuting hours on commuting roads). The working time exceeding nine hours should be calculated as overtime. The overtime shall be regarded as half a working day when less than 4.5 hours and regarded as a working day when more than 4.5 hours but less than 9 hours. The unit price per man-day (regardless of days, nights and holidays) shall be calculated by dividing the monthly wages of the additional driver-operator package in the bill of quantities for the procurement of works and services by 30.5 days. In principle, there is one person for each machine, and the corresponding price of additional random personnel for shift work is determined in this list of separate quotations. In the event of overtime work or shift work during peak periods (including night-time construction), additional random operators shall be added to meet the requirements for the use of machinery. Random operators shall be licensed and have many years of operating experience. If Party A finds that the random operators chosen by Party B are unqualified, Party A has the right to request Party B to unconditionally replace the relevant personnel within 24 hours.

When the sporadic transport vehicle is used, the rental fee is calculated on the basis of shifts, and the daily working time on the basis of shifts is calculated on the basis of one shift for 9 hours (excluding the commuting time on the way to and from work), and the working time of the same day is calculated on the basis of overtime, and the overtime time is calculated on the basis of 0.5 shift for less than 4.5 hours, and the overtime time is calculated on the basis of one shift for more than 4.5 hours but less than 9 hours, and the unit price of each shift (regardless of the daytime, nighttime and holidays) is calculated on the basis of the unit price of sporadic shifts in the contract list after signing. The unit price of each shift (regardless of day, night and holiday) is calculated according to the unit price of odd shifts in the contract list after signing.

The times of mobilization and demobilization, monthly usage time, daily use time of each machinery equipment must be signed by both parties, otherwise it shall be invalid. Without the consent of Party A, the mobilized monthly rented machinery and equipment shall not be demobilized except for situation with Party A’s demobilization notice. The rental fee of the machinery equipment shall not be calculated when Party B fails to execute the demobilization timely after receiving the demobilization notice from Party A.

The comprehensive unit price includes the mobilization and demobilization fee(including fuel and power fees, road and bridge charges of the equipment) of machinery equipment within the scope of the Contract, commissioning fee, the rental fee, repair and maintenance fee, technical service charge, insurance fee, annual inspection fee, management fee, profit, risk charges within a certain range, regulated fees and taxes, and all relevant fees. The fuel fee incurring in the use of machinery and equipment shall be borne by the Party A, and Party B shall cooperate with Party A to complete the refueling work.

Random operator’s food and accommodation (including meals, housing, beds, bedding, quilts), normal commuting between the camp and the construction site, and water and electricity expenses for living are the responsibility of Party A. Random operator’s living materials (including, but not limited to, daily necessities, laundry supplies, bedding exclusive of those supplied by Party A), charging plugs and sockets, and personal sunscreen protection and maintenance supplies) and the safe and civilized construction including cleaning camp’s dormitory area are the responsibility of Party B.

In the event of force majeure and other special circumstances resulting in the mechanical equipment stagnation/holiday (Party A’s notice prevails)/period during Party A notifies Party B of the mechanical equipment demobilization (calculating from the date of the demobilization notification), the mechanical equipment rental fee shall be exempted.

Party B has fully considered the actual situation of the construction site (including the construction site, terrain, climate, surrounding traffic environment, construction time, etc.) and all other influencing factors, and will not, for any reason, require adjustment of the consolidated unit price during the performance process.

In the event of the adjustment of the tax rate policy of the country where the project is located, the lease price shall be adjusted according to the tax rate of the compliant VAT invoice actually provided by Party B, based on the non-tax value of this Contract.

Other unresolved issues are detailed in the Contract.